Exhibit No. 6
IBF VI - Guaranteed Income Fund
Form SB-2, Amend. No. 1
File No. 333-71091




          IBF VI - PARTICIPATING INCOME FUND, as Issuer

                               And

     CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee




                            INDENTURE

               Dated as of _________________, 1999



                           $50,000,000

             Class A 10% Income Participating Notes
                 Due December 31, 2005 and 2006

                        TABLE OF CONTENTS

ARTICLE  I.   DEFINITIONS AND INCORPORATION BY  REFERENCE           1
     SECTION 1.01   Definitions                                     1
     SECTION 1.02   Incorporation by Reference of TIA              11
     SECTION 1.03   Rules of Construction                          11

ARTICLE II.         THE SECURITIES                                 12
     SECTION 2.01   Form and Dating                                12
     SECTION 2.02   Execution and Authentication                   13
     SECTION 2.03   Registrar and Paying Agent                     13
     SECTION 2.04   Paying Agent to Hold Assets in Trust           14
     SECTION 2.05   Securityholder Lists                           14
     SECTION 2.06   Transfer and Exchange                          15
     SECTION 2.07   Replacement Securities                         16
     SECTION 2.08   Outstanding Securities                         16
     SECTION 2.09   Treasury Securities                            16
     SECTION 2.10   Temporary Securities                           17
     SECTION 2.11   Cancellation                                   17
     SECTION 2.12   Defaulted Interest                             17
     SECTION 2.13   Deposit of Monies                              18
     SECTION 2.14   CUSIP Number                                   18
     SECTION 2.15   Restrictive Legends                            18
     SECTION 2.16   Book Entry Provisions for Global Security      18
     SECTION 2.17   Special Transfer Provisions                    19
     SECTION 2.18   Interest and Payment Terms                     19

ARTICLE III.        REDEMPTION                                     20
     SECTION 3.01   Notices to Trustee                             20
     SECTION 3.02   Notice of Redemption                           21
     SECTION 3.03   Effect of Notice of Redemption                 22
     SECTION 3.04   Deposit of Redemption Price                    22
     SECTION 3.05   Securities Redeemed in Part                    22

ARTICLE IV.         COVENANTS                                      23
     SECTION 4.01   Payment of Securities                          23
     SECTION 4.02   Maintenance of Office or Agency                23
     SECTION 4.03   Corporate Existence                            23
     SECTION 4.04   Payment of Taxes and Other Claims              24
     SECTION 4.05   Maintenance of Properties and Insurance        24
     SECTION 4.06   Compliance Certificates; Notice of  Default    25
     SECTION 4.07   Compliance with Laws                           25
     SECTION 4.08   SEC Reports and Other Information              26
     SECTION 4.09   Waiver of Stay Extension or Usury Laws         26
     SECTION 4.10   Limitation on Indebtedness                     26

     SECTION 4.11   Limitation on Restricted Payments              28
     SECTION 4.12   Limitation on Dividends and Other Payment
                    Restrictions Affecting Subsidiaries            29
     SECTION 4.13   Limitation on Liens                            29
     SECTION 4.14   Limitation on Investments, Loans and Advances  30
     SECTION 4.15   Limitation on Transactions with  Affiliates    30
     SECTION 4.16   Limitation on Liquidations,  Dissolutions,
                    Mergers and Consolidation                      30
     SECTION 4.17   ERISA Compliance                               31
     SECTION 4.18   Limitation on Acquisitions                     32
     SECTION 4.19   Limitation on Hedging Obligations              32

ARTICLE V.          SUCCESSOR CORPORATION                          32
     SECTION 5.01   Consolidation, Merger, Conveyance, Transfer
                    or Lease                                       32
     SECTION 5.02   Successor Entity Substituted                   33

ARTICLE VI.         DEFAULT AND REMEDIES                           33
     SECTION 6.01   Events of Default                              33
     SECTION 6.02   Acceleration                                   35
     SECTION 6.03   Other Remedies                                 35
     SECTION 6.04   Waiver of Past Defaults                        36
     SECTION 6.05   Control by Required Holders                    36
     SECTION 6.06   Limitation on Suits                            36
     SECTION 6.07   Rights of Holders to Receive Payment           37
     SECTION 6.08   Collection Suit by Trustee                     37
     SECTION 6.09   Trustee May File Proofs of Claim               37
     SECTION 6.10   Priorities                                     38
     SECTION 6.11   Undertaking for Costs                          38
     SECTION 6.12   Rights and Remedies Cumulative                 38
     SECTION 6.13   Delay or Omission Not Waiver                   38

ARTICLE VII.        TRUSTEE                                        39
     SECTION 7.01   Duties of Trustee                              39
     SECTION 7.02   Rights of Trustee                              40
     SECTION 7.03   Individual Rights of Trustee                   41
     SECTION 7.04   Trustee's Disclaimer                           41
     SECTION 7.05   Notice of Default                              41
     SECTION 7.06   Reports by Trustee to Holders                  41
     SECTION 7.07   Compensation and Indemnity                     42
     SECTION 7.08   Replacement of Trustee                         42
     SECTION 7.09   Successor Trustee by Merger, Etc.              44
     SECTION 7.10   Eligibility: Disqualification                  44
     SECTION 7.11   Preferential Collection of Claims  Against
                    Company                                        44

ARTICLE VIII.       DISCHARGE OF INDENTURE; DEFEASANCE             44
     SECTION 8.01   Discharge of Indenture                         44
     SECTION 8.02   Legal Defeasance and Convenat Defeasance       45
     SECTION 8.03   Application of Trust Money                     48
     SECTION 8.04   Repayment to Company                           48
     SECTION 8.05   Reinstatement                                  49
     SECTION 8.06   Acknowledgment of Discharge by Trustee         49

ARTICLE IX. AMENDMENTS, SUPPLEMENTS AND WAIVERS                    49
     SECTION 9.01   Without Consent of Holders                     49
     SECTION 9.02   With Consent of Holders                        50
     SECTION 9.03   Compliance with TIA                            51
     SECTION 9.04   Revocation and Effect of Consent               51
     SECTION 9.05   Notation on or Exchange of Securities          52
     SECTION 9.06   Trustee to Sign Amendments, Etc.               52

ARTICLE X.  SUBORDINATION                                          52
     SECTION 10.01  Securities Subordinated to Senior Indebtedness 52
     SECTION 10.02  Suspension of  Payment  on  Securities  in
                    Certain Events                                 53
     SECTION 10.03  Securities Subordinated to Prior Payment  of
                    All Senior Indebtedness on Dissolution,
                    Liquidation  or Reorganization of Company      54
     SECTION 10.04  Holders to be Subrogated to Rights of Holders
                    of Senior Indebtedness                         55
     SECTION 10.05  Obligations of the Company Unconditional       56
     SECTION 10.06  Trustee Entitled to  Assume  Payments  Not
                    Prohibited in Absence of Notice                56
     SECTION 10.07  Application by Trustee of Assets  Deposited
                    with It                                        57
     SECTION 10.08  No Waiver of Subordination Provisions          57
     SECTION 10.09  Holders Authorize  Trustee  to  Effectuate
                    Subordination of Notes                         58
     SECTION 10.10  Right of Trustee to Hold Senior Indebtedness   58
     SECTION 10.11  This Article X Not to Prevent Events of
                    Default                                        59
     SECTION 10.12  No Fiduciary Duty of Trustee to Holders  of
                    Senior Indebtedness                            59

ARTICLE XI. MISCELLANEOUS                                          59
     SECTION 11.01  TIA Controls                                   59
     SECTION 11.02  Notices                                        59
     SECTION 11.03  Communications by Holders with Other Holders   60
     SECTION 11.04  Certificate and Opinion as  to  Conditions
                    Precedent                                      60
     SECTION 11.05  Statements Required in Certificate or Opinion  61
     SECTION 11.06  Rules by Trustee, Paying Agent,  Registrar     61
     SECTION 11.07  Legal Holidays                                 61
     SECTION 11.08  Governing Law                                  61

     SECTION 11.09  No Adverse Interpretation of Other Agreements  62
     SECTION 11.10  No Recourse Against Others                     62
     SECTION 11.11  Successors                                     62
     SECTION 11.12  Counterparts                                   62
     SECTION 11.13  Severability                                   63
     SECTION 11.14  Table of Contents, Headings,  Etc.             63

       Reconciliation and tie between the Trust Indenture
Act of 1939 and this Indenture, dated as of ______________, 1999:


Trust Indenture                               Initially
   Act Section                               Reflected in
                                              Indenture
                                               Section

309 (b)(9)                                       7.10

310 (a)(1)                                       7.10

    (a)(2)                                       7.10

    (a)(5)                                       7.10

    (b)                                          7.10

311 (a)                                          7.11

    (b)                                          7.11

312 (a)                                          2.05

    (b)                                         11.03

    (c)                                         11.03

313 (a)                                          7.06

    (b)                                          7.06

    (c)                                          7.06

    (d)                                          4.08

314 (a)                                          11.02

    (c)(3)                                        5.01

315 (b)                                          11.02

316 (b)                                          9.04

     INDENTURE, dated as of ______________, 1999, between IBF  VI
-   PARTICIPATING  INCOME  FUND,  a  Delaware  corporation   (the
"Company"),  and  CONTINENTAL STOCK TRANSFER & TRUST  COMPANY,  a
________________ corporation, as Trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's Class A 10% Income Participating Notes Due
December 31, 2005 and 2006:

                           ARTICLE I.

           DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions.

     "Acquisition" means the acquisition of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible, exchangeable or similar type security to acquire such a controlling interest at the time it becomes exercisable, convertible or exchangeable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion or exchange of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

     "Affiliate" means, with respect to any specified Person, any other Person whom directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" means the conduct of business or any transactions or series of transactions by the Company or any of its Subsidiaries with or for the benefit of any of their respective Affiliates.

     "Additional Interest" means interest, in addition to Fixed Interest, payable on the Securities on a pro rata basis only out of five percent of the Consolidated Net Income of the Company for each year ending December 31, determined without taking into account payment of the Additional Interest but reduced by the amount of any net loss of the Company for a prior year determined in the same manner as Consolidated Net Income.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Agent Members" has the meaning provided in Section 2.16.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, with respect to any Person, the board of directors or other applicable governing body of such Person or any committee of the board of directors or of such other governing body of such Person duly authorized, with respect to any particular matter, to exercise the power of the board of directors or other applicable governing body of such Person.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depository.

     "Business Day" means any day that is not a Legal Holiday.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or any form of membership interest, as applicable, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

     "Cash Equivalents" means at any time (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency; and (v) money market funds investing principally in the types of securities described in clauses (i) and (ii) above.

     "Company"  means the party named as such in  this  Indenture
until  a  successor  replaces  it  pursuant  to  the  terms   and
conditions of this Indenture and thereafter means such successor.

     "Company Order" means a written order or request signed in the name of the Company by its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Company in prior periods.

     "Consolidated Net Income (Loss)" means, for any period of computation thereof, the gross revenues from operations of the Company and its Subsidiaries (including payments received by the Company and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Indenture and not related to an extraordinary event), less all operating and non-operating expenses of the Company and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (a) net gains on the sale, conversion or other disposition of capital assets, (b) net gains on the acquisition, retirement, sale or other disposition of Capital Stock and other securities of the Company or its Subsidiaries, (c) net gains on the collection of proceeds of life insurance policies, (d) any write-up of any asset, and (e) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

     "Custodian"   means   any   receiver,   trustee,   assignee,
liquidator, sequestrator or similar official under any Bankruptcy
Law.

     "Default" means any event that is, or after notice or the passage of time or both would be an Event of Default.

     "Default Amount" shall have the meaning set forth in Section
6.02.

     "Default Rate" means the rate payable by the Company upon the occurrence of an Event of Default, which shall be equal to fifteen percent (15%) per annum.

     "Depository" means, with respect to the Securities issuable or issued in one or more Book-Entry Securities, the Person specified in Section 2.02 as the Depository with respect to the Securities until the successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Disqualified Stock" means with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "Event of Default" has the meaning provided in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Financing Documents" means this Indenture and any other document executed by or on behalf of the Company in connection with the consummation of the sale by the Company of the Securities.

     "Fiscal  Quarter" means a three month quarter  of  a  Fiscal
Year  and when followed by reference to a year, means the  first,
second,  third  or  fourth  quarter  of  such  Fiscal  Year,   as
indicated.

     "Fiscal Year" means the twelve-month fiscal period of the Company and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of such calendar year.

     "Fixed Interest" means interest payable on the Securities at the rate of 10% per annum or, upon the occurrence of an Event of Default, at the Default Rate, that accrues from the most recent Interest Payment Date and subject to compounding pursuant to
Section 2.18.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date hereof and as such principles may be amended from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

     "Global Security" means a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities, issued to the Depository in accordance with Section 2.02 and bearing the legend prescribed in Exhibit B to this Indenture.

       "Hedging Obligations" means any and all obligations of the Company or any of its Subsidiaries, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates (including without limitation commodity exchange rates) or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, U.S. dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, commodity exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the Property of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of any part of the purchase price of Property or other assets (including Investments) or for the cost of Property or other assets constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), (c) under or in connection with any letter of credit issued for the account of such Person, and all drafts drawn, reimbursement obligations or demands for payment thereunder, or (d) for the payment of money relating to any capitalized lease obligations; (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any liability, contingent or otherwise, secured by any Lien in respect of Property of such Person, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability, provided, that, solely in the case of any Indebtedness of the type described in this clause (iii), recourse for the payment of which is limited to such Property, the amount of such Indebtedness shall be deemed to be the lesser of the fair market value of such Property or the amount of the obligation so secured; and (iv) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii) and (iii). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "interest" when used with respect to any Security means any one or more of Fixed Interest and Additional Interest, as the context dictates.

     "Interest Payment Date" means the stated maturity of an installment of Fixed Interest or Additional Interest on the Securities.

     "Internal Revenue Code" means the Internal Revenue  Code  of
1986, as amended to the date hereof and from time to time hereafter.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit to (including any guarantee of a loan or other extension of credit) or investment in, capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property for the account or use of others or otherwise including, without limitation, amounts paid in advance on account of the purchase price of merchandise or equipment to be delivered within one year of the date of advance), or purchase of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

     "Issue Date" means the date of first issuance of the Securities under this Indenture.

     "Legal Holiday" means, with respect to a particular place of payment, a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are authorized or obligated by law, executive order or governmental decree to be closed.

     "Lien" means any mortgage, lien, pledge, charge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest). For purposes hereof, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Subsidiary" means, with respect to any person, any
Subsidiary   of  such  person,  which  would  be  a  "significant
subsidiary" pursuant to Article 1-02 of Regulation S-X.

     "Maturity Date" means December 31, 2005, for all Securities with respect to which payment is made in 1999, and means December
31, 2006, for all Securities with respect to which payment is made in 2000.

     "Multiemployer Plan" means a plan described in Section 3(37) of ERISA.

     "Net Proceeds" means, with respect to any Person (a) in the case of any sale of Capital Stock by such Person or common equity contribution to such Person, the aggregate net proceeds received by such Person after payment of expenses, commissions and the like, if any, incurred in connection therewith, (b) in the case of the issuance of any Indebtedness by such Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, or (c) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Stock, the net proceeds received by the Company upon such exchange, exercise, conversion or surrender (plus, with respect to the issuance of any such securities after the Issue Date, the net proceeds received by such Person upon the issuance of such securities), less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses, commissions and the like incurred by the Company in connection therewith.

     "Obligations" means all obligations for principal, premium, Fixed Interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or the Assistant Secretary of such Person.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers (one of who shall be the Chief Financial Officer) or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05.

     "Opinion of Counsel" means a written opinion from legal counsel complying with the requirements of Sections 11.04 and
11.05. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to the Company.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Permitted Acquisition" means each Acquisition effected with the consent and approval of the Board of Directors of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity or other ownership interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from a line or lines of business that are part of, or complimentary to, the business of the Company described in the Prospectus, (iii) the Acquisition is incidental to the business of the Company described in the Prospectus (iv) an audited consolidated balance sheet and audited statements of income, cash flow and stockholders' equity of the Person being acquired, in each case as of its most recent fiscal year end are delivered to the Trustee not less than five (5) Business Days prior to the consummation of such Acquisition, (v) in the event the Person so acquired is not a Wholly-Owned Subsidiary, the Company is permitted to make such Acquisition pursuant to Section 4.14, and (iv) any Indebtedness included in the cost of the Acquisition otherwise qualifying as a Permitted Acquisition hereunder shall be permitted to be incurred pursuant to Section
4.10 hereof.

     "Permitted Investments" means (i) obligations of the United States government due within one year; (ii) certificates of deposit or Eurodollar deposits due within one year with a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of at least $500,000,000 or more; (iii) commercial paper rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.; (iv) debt of any state or political subdivision that is rated among the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and is due within one year;
(v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with

Securities  Dealers and Others, as adopted by the Comptroller  of
the   Currency;  and  (vi)  Investments  represented  by  Hedging
Obligations permitted to be made pursuant to Section 4.19.

     "Permitted Liens" means, with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (b) Liens arising by operation of law for taxes, assessments, governmental charges or claims not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefore and enforcement is stayed and which Liens are not yet enforceable against other creditors; (c) security for payment of workers' compensation or other insurance or social security legislation; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases incurred in the ordinary course of business; (e) deposits to secure public or statutory obligations, or in lieu of surety, performance or appeal bonds, entered into in the ordinary course of business; (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and which Liens are not yet enforceable against other creditors; (g)
easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (h) Liens arising in the ordinary course of business in favor of custom and revenue authorities to secure payment of custom duties; (i) Liens existing as of the Issue Date; and (j) Liens securing the Indebtedness of the Company and its Subsidiaries incurred as permitted by Section 4.10 hereof.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization including a government or political subdivision or any agency or instrumentality thereof.

     "Physical  Securities" has the meaning set forth in  Section
2.02.

     "Plan" means an employment benefit plan within the meaning of Section 3(3) of ERISA.

     "Principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Property" or "property" means any assets or property of any kind or nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible.

     "Prospectus" has the meaning set forth in Section 4.14.

     "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

     "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

     "Redemption Price" when used with respect to any Security to be redeemed, means: (1) with respect to a redemption effected at the option of the Company, an amount equal to that portion of the principal amount to be redeemed, plus accrued Fixed Interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date); (2) with respect to a redemption effected at the request of a Holder in June during a calendar year an amount equal to the principal amount of the Security plus accrued Fixed Interest to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment Date); and (3), with respect to a redemption effected at the request of a Holder in December during a calendar year an amount equal to the principal amount of the Security plus accrued Fixed Interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Record Dates to receive interest due on an Interest Payment
Date).

     "Registrar" has the meaning provided in Section 2.03.

     "Representative" means the trustee, agent or representative in respect of any Senior Indebtedness; provided, however, that if, and for so long as, any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Indebtedness in respect of any Senior Indebtedness.

     "Required Holders" means the Holders of at least a majority of the aggregate principal amount of the outstanding Securities.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company),
(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company which is subordinated in right of payment to the Securities (other than Indebtedness of the Company acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), and (iv) the making of any payment of any management or similar fee to any Affiliate of the Company for any period in an amount equal to any Consolidated Net Loss of the Company for such period.

     "SEC" means the Securities and Exchange Commission.

     "Securities"  means,  the  Company's  Class  A  10%   Income
Participating Notes due December 31, 2005, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the terms and conditions of this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior  Debt  Other  Default: has the meaning  provided  in
Section 10.02 hereof.

     "Senior  Debt Payment Default" has the meaning  provided  in
Section 10.02 hereof.

     "Senior  Indebtedness"  means  all  Indebtedness  and  other
amounts   permitted  by  Section  4.10(c)  or  4.10(d)   or   any
refinancing, refunding, replacement or extension thereof, and all amounts owing the Trustee under Section 7.07.

     "Subsidiary" means with respect to any Person (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more
Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, individually or with another Person, at the date of determination thereof, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "TIA"  means the Trust Indenture Act of 1939 (15  U.S.C.  SS
77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America, as at the time of payment shall be legal tender for the payment of public and private debts.

     "voting power" means with respect to any Person, the power under ordinary circumstances, pursuant to the ownership of shares of any class or classes of Capital Stock, to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" means with respect to any Person any Subsidiary of such person, 100% of the Capital Stock of which (other than shares of Capital Stock representing any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned by such Person, by a Wholly-Owned Subsidiary of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

SECTION 1.02   Incorporation by Reference of TIA.

     Whenever  this Indenture refers to a provision of  the  TIA, such  provision is incorporated by reference in, and made a  part
of,  this  Indenture.   The following  TIA  terms  used  in  this
Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder or a Security holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03   Rules of Construction.

     (a)  Unless the context otherwise requires:

          (i)  a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)     "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)    provisions  apply  to  successive   events   and
     transactions;

          (vi)  the  words  "include" and  "including"  shall  be
     deemed   to   mean   "include,  without   limitation,"   and
     "including, without limitation";

          (vii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (viii) references to Sections or Articles means references to such Section or Article in this Indenture, unless stated otherwise; and

          (ix) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                           ARTICLE II.

                         THE SECURITIES

SECTION 2.01   Form and Dating.

     The Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange  rules,  usage  or agreement to  which  the  Company  is subject, including without limitation the legend set forth in Exhibit B hereto. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication, shall bear interest from the Issue Date and shall be payable on the Interest Payment Dates and the Maturity Date.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02   Execution and Authentication.

     One Officer shall sign (who shall have been duly authorized by all requisite corporate actions) the Securities for the
Company by manual or facsimile signature. If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue up to an aggregate principal amount of Fifty Million dollars ($50,000,000) upon a written order of the Company in the form of an Officers' Certificate to a Trust Officer directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities issued on the Issue Date to reflect any name change of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed Fifty Million dollars ($50,000,000) except as provided in
Section 2.07 hereof.

     The Principal and interest on Book-Entry Securities shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The Principal of and interest on Securities in certificated form ("Physical Securities") shall be payable at the office of the Paying Agent.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple in excess thereof.

     If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be in minimum denominations of $1,000, (ii) shall be registered in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered to the Trustee as custodian for such Depository or pursuant to such Depository's instructions, and (iv) shall bear the legend set forth in Exhibit B.

SECTION 2.03   Registrar and Paying Agent.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent"), and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. Neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices or demands in connection with the Securities and this Indenture until such time as the Trustee has resigned or a successor has been appointed. Securities, notices and demands may be delivered to the Trustee at 2 Broadway, New York, New York 10004, Attn: Corporate Trust Department.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07 hereof.

SECTION 2.04   Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of Principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. The Trustee may at any time during the continuance of any Default by the Company in making any such payment, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05   Securityholder Lists.

     The  Trustee  shall  preserve in as current  a  form  as  is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA 312(a).

SECTION 2.06   Transfer and Exchange.

     When Securities in certificated form are presented to the Registrar or a co-Registrar with a request from the Holder thereof to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar, as the case may be, shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, or co-Registrar, as the case may be, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute by manual or facsimile signature and issue, and the
Trustee   shall  authenticate  new  Securities  evidencing   such
transfer   or  exchange  at  the  Registrar's  or  co-Registrar's
request, as the case may be. The Company may require payment of customary transfer fees of the Registrar or co-Registrar and a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with transfer (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.02, 2.07, 2.10, 3.06, 4.16, 4.17 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part.

     Notwithstanding any other provision of this Section 2.06, a Global Security representing Book-Entry Securities may not be transferred in whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository.

     Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section 2.06, Section 2.07,
2.10 or 3.06 or otherwise, in the name of a person other than the Depository for such Global Security or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within thirty (30) days, (ii) the Company executes and delivers to the Trustee a Company Order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default.

     Except as provided above, any Security authenticated and delivered upon registration of transfer or, or in exchange for, or in lieu of, any Global Security, whether pursuant to this

Section 2.06, Section 2.07, 2.10 or 3.06 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit B.

SECTION 2.07   Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or the Registrar or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their respective reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.08   Outstanding Securities.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Except as set forth in
Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.07.

     If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the Principal and interest due on the Securities payable on that date and is not prohibited from paying such Principal and interest due on such date, then on and after such date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09   Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, the Securities owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

SECTION 2.10   Temporary Securities.

     Until  definitive  Securities are  prepared  and  ready  for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.02, definitive Securities in exchange for temporary Securities. Until such exchange, Holders of temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11   Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, pursuant to a Company Order, shall dispose of all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and certification of their destruction (subject to the record retention requirements of the Exchange Act) shall be delivered to the Company unless, by a Company order, the Company shall direct that canceled Securities be returned to it. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12   Defaulted Interest.

     If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another Record Date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the persons who are Holders on a subsequent special Record Date, which date shall be a Business Day at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Securities and this Indenture. The Company shall fix or cause to be fixed such special Record Date and payment date in a manner reasonably satisfactory to the Trustee. At least fifteen (15) days before the subsequent special Record Date, the Company shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Company may also pay defaulted interest in any other lawful manner.

SECTION 2.13   Deposit of Monies.

     On or before 10:00 a.m. on each Interest Payment Date and the Maturity Date, as the case may be, the Company shall deposit or cause to be deposited with the Paying Agent, in immediately available funds, U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner that permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.14   CUSIP Number.

          The Company in issuing the Securities may use one or more CUSIP numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.15   Restrictive Legends.

     Each Global Security shall also bear the legend as set forth in Exhibit B.

SECTION 2.16   Book Entry Provisions for Global Security.

     (a) Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b)   Transfers  of a Global Security shall  be  limited  to
transfers  in  whole,  but not in part, to  the  Depository,  its successors or their respective nominees.  Interests of beneficial owners  in a Global Security may be transferred or exchanged  for
Physical  Securities in accordance with the rules and  procedures
of  the  Depository  and  the provisions  of  Section  2.17.   In
addition,  Physical  Securities  shall  be  transferred  to   all
beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue
Physical Securities.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.16, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Securities in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

     (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this
Section 2.16, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Security of authorized denominations.

     (e) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.17   Special Transfer Provisions.

     Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

SECTION 2.18   Interest and Payment Terms.

     (a) The Company promises to pay Fixed Interest on the unpaid principal amount of the Securities; provided, however, that upon the occurrence and during the continuance of an Event of Default the Company will pay interest on the unpaid principal amount of the Securities at the applicable Fixed Interest rate accruing from the most recent Interest Payment Date. The Company will pay interest monthly in arrears on the 30th day of each calendar month on Securities originally issued in denominations of $15,000 or more (unless the original Holder elects quarterly payment) and quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (the "Interest Payment Date"), commencing on the first such date to occur following the Issue Date for each Security. Fixed Interest on the Securities will accrue from the most recent Interest Payment Date to which Fixed Interest has been paid or, if no interest has been paid, from the date of issuance. Interest shall accrue with respect to principal on this Security to, but not including the date of repayment of such principal; provided, however, that if payment to the Paying Agent occurs after 10:00 a.m., New York City time, interest shall be deemed to accrue until the following Business Day. On each Interest Payment Date, interest on the Securities will be paid for the immediately preceding accrual period. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal, if any, at the Default Rate, compounded semiannually; and (ii) overdue installments of interest, if any (without regard to any applicable grace period) at the same rate, compounded semiannually. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Record Date for determining the Holders entitled to payment of interest is the 10th day prior to each Interest Payment Date, unless a special Record Date has been set by the Trustee in accordance with Section 6.10.

     (b) The Company promises to pay Additional Interest on the Securities. Additional Interest will be paid to Holders of record on December 31, of each year on the basis of a fraction, the numerator of which is the principal amount of the Securities held by each such Holder and the denominator of which is the principal amount of the Securities outstanding on such date. The Company will pay the Additional Interest, if any, on the 120th day following the end of each calendar year, or if any such day is not a Business Day, on the next succeeding Business Day. The Record Date for determining the Holders entitled to payment of interest is December 31 of each calendar year, unless a special Record Date has been set by the Trustee in accordance with
Section 6.10.

      (c) The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Securities will be payable as to Principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Securities at their addresses set forth in the register of Holders. If this Security is a Global Security, all payments in respect of this Security will be made to the Depository or its nominee in immediately available funds in accordance with customary procedures established from time to time by the Depository.

     (d) Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar.

                          ARTICLE III.

                           REDEMPTION

SECTION 3.01   Notices to Trustee.

     If a Holder seeks redemption of its Securities pursuant to the Securities and such redemption is agreed to by the Company, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date, the Redemption Price and the principal amount of the Securities to be redeemed, together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities. Notwithstanding anything set forth in this Article III, the Company shall at all times comply with Article X hereof.

SECTION 3.02   Notice of Redemption.

     At least thirty (30) days, but not more than sixty (60) days, before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at the address of such Holder appearing in the Security register maintained by the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, that the Company shall give the Trustee at least forty-five (45) days advance notice of the Redemption Date. In the event of a partial redemption, the Trustee will select the Securities to be redeemed by lot or by such other manner as the Trustee deems fair and appropriate to the Holders of the Securities. Each notice of redemption shall identify the Securities to be redeemed and shall state:

          (i)  the Redemption Date;

          (ii) the Redemption Price to be paid;

          (iii)     the name and address of the Paying Agent;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
     Price;

          (v) that, unless the Company defaults in making the redemption payment or such redemption payment is prevented for any reason, interest on Securities to be redeemed ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (vi) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be reissued to the Holders after such partial redemption;

          (vii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Security holder;

          (viii) the CUSIP number, if any, relating to such Securities pursuant to Section 2.14 hereof; and

          (ix)  that  the notice is being sent pursuant  to  this
     Section 3.02 and pursuant to the optional redemption provisions of the Securities.

SECTION 3.03   Effect of Notice of Redemption.

     Once  notice  of  redemption is mailed  in  accordance  with
Section 3.02, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the applicable Redemption Price; provided, that any Additional Interest under the Securities shall be paid 120 days following the end of the calendar year in which the redemption is effected. Interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record.

     Notice of redemption shall be deemed to be given when mailed to each Holder in the manner herein provided whether or not the Holder receives such Notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other Security.

SECTION 3.04   Deposit of Redemption Price.

     On or prior to each Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date; provided, that any Additional Interest under the Securities shall be deposited with the Paying Agent 120 days following the end of the calendar year in which the redemption is effected. Upon the written request of the Company, the Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

     If the Company complies with the preceding paragraph, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender for redemption, interest will be paid, from the Redemption Date until such Redemption Price is paid, on the unpaid Principal of and on any interest not paid on such unpaid Principal, in each case, at the rate provided in the Securities.

SECTION 3.05   Securities Redeemed in Part.

     Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                           ARTICLE IV.

                            COVENANTS

SECTION 4.01   Payment of Securities.

     The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of Principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment and/or interest then due and is not prohibited from paying such installment on such date.

     The Company shall pay interest on (i) overdue Principal at the rate set forth in the second paragraph of paragraph 1 of the Securities, and (ii) overdue installments of interest at the same rate, to the extent lawful.

SECTION 4.02   Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section
2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands described in such Section 2.03 may be made or served at the address of the Trustee set forth in Section 2.03.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee set forth in
Section 2.03 as such office.

SECTION 4.03   Corporate Existence.

     Except  as  otherwise permitted by Article  V,  the  Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence  of each  of  its  Subsidiaries, in accordance  with  the  respective organizational documents of each of them and the rights  (charter
and   statutory)   and  franchises  of  the   Company   and   its
Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Subsidiaries, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04   Payment of Taxes and Other Claims.

     The Company shall and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP, or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.05   Maintenance of Properties and Insurance.

     (a) The Company shall cause all Properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in satisfactory condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such properties or disposing of any of them if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

     (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

SECTION 4.06   Compliance Certificates; Notice of Default.

     (a)   The Company shall deliver to the Trustee, within sixty
(60) days after the end of each of the Company's first three fiscal quarters and within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the Company's activities and the activities of its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company during such preceding fiscal period has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such period and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity and what action the Company has taken or proposes to take with respect thereto. The Officers' Certificate shall also include all calculations necessary to show covenant compliance. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within ninety (90) days after the end of each fiscal year a written statement by an independent public accounting firm stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof.

     (c) The Company will deliver to the Trustee promptly, and in any event within ten (10) days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate describing such Default or Event of Default and its status with particularity and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.07   Compliance with Laws.

     The Company shall comply, and shall cause each of its Subsidiaries to comply, with the respective organizational documents of each of them and all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states, provinces and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such the noncompliance with which would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.08   SEC Reports and Other Information.

     To the extent permitted by applicable law or regulation, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall comply with its reporting and filing obligations under the applicable federal securities laws. Annual reports will contain consolidated financial statements and notes thereto, together with an opinion thereon expressed by an independent public accounting firm and management's discussion and analysis of financial condition and results of operations, and quarterly reports will contain unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA 314(a).

SECTION 4.09   Waiver of Stay Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10   Limitation on Indebtedness.

     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to the payment of, any Indebtedness, except that the Company and its Subsidiaries may incur (each of which shall be given independent effect):

     (a) Indebtedness of the Company evidenced by the Securities or otherwise arising under this Indenture, and additional Indebtedness which may be incurred from time to time through the issuance of notes, bonds, or other Obligations of the Company (whether under this Indenture or under some other instrument) which is pari passu or subordinated in right of payment with the Securities;

     (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Issue Date to change any terms of subordination, payment of Principal, interest, fees or other amounts due, or rights of conversion, put, exchange or other similar rights or any other covenants, terms or conditions thereof to be less favorable to the Holders than such terms, rights and conditions as is effect on the Issue Date.

     (c)  purchase money Indebtedness of the Company described in
Section 4.13(d) not to exceed an aggregate outstanding amount at any time of $5,000,000;

     (d) Indebtedness of the Company unsecured or secured by Property of the Company, which is superior in right of payment to the Securities, in an aggregate principal amount not to exceed the highest aggregate principal amount of the Securities issued under this Indenture if, immediately after giving pro forma effect to the incurrence thereof, no Default or Event of Default shall have occurred;

     (e) Indebtedness of a Subsidiary of the Company issued to and held by the Company or a Wholly-Owned Subsidiary of the Company; provided, however, that any transfer of such Indebtedness (other than to the Company or a Wholly-Owned Subsidiary of the Company) shall be deemed, in such case, to constitute a new incurrence of such Indebtedness by the issuer thereof;

     (f)  Indebtedness of the Company owed to or held by a Wholly-
Owned   Subsidiary   of  the  Company  that  is   unsecured   and
subordinated in right of payment to the Securities; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such other Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary of the Company, or any transfer of such Indebtedness (other than to a Wholly-Owned Subsidiary of the Company), shall be deemed in each case to constitute a new incurrence of such Indebtedness by the Company;

     (g) Indebtedness represented by Hedging Obligations of the Company or its Subsidiaries with respect to Indebtedness of the Company or its Subsidiaries (which Indebtedness is otherwise permitted to be incurred under this Section 4.10 and which Hedging Obligations are otherwise permitted to be incurred under
Section 4.19) to the extent the notional principal amount of such Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

     (h) any replacements, renewals, refinancings and extensions of Indebtedness incurred under clauses (a), (b), (c), (d), (e), and (f) above provided that (i) any such replacement, renewal, refinancing and extension (x) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended and (y) shall be contractually subordinated to the Securities at least to the extent, if at all, that the Indebtedness being replaced, renewed, refinanced or extended is subordinate to the Securities, (ii) any such Indebtedness of any person must be replaced, refinanced or extended with Indebtedness incurred by such person or by the Company, (iii) the principal amount of Indebtedness incurred pursuant to this clause (h) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount (or with respect to Indebtedness which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value thereof) of Indebtedness so replaced, renewed, refinanced or extended, plus accrued interest, the amount of any premium required to be paid in connection with such replacement, renewal, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such replacement, renewal, refinancing or extension by means of a tender offer or privately negotiated purchase and the amount of fees and expenses incurred in connection therewith, (iv) the covenants, terms and conditions of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Holders than the terms of the Indebtedness as in effect prior to such action, and (v) immediately prior to and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing; and

     (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

SECTION 4.11   Limitation on Restricted Payments.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment described in clause (iv) thereof or make another Restricted Payment, unless at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or occur as a consequence thereof; and

     (b) the aggregate of all Restricted Payments declared or made after the Issue Date through and including the date of such Restricted Payment does not exceed 50% of the Company's Consolidated Net Income from and including January 1, 1999, to and including the last day of the fiscal quarter immediately preceding the date of such Restricted Payment.

     The provisions of this Section 4.11 shall not prohibit (i) the payment of any dividend within sixty (60) days after the date of declaration thereof, if such payment would comply with the provisions of this Indenture at the date of the declaration of such payment, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness of the Company which is subordinated in right of payment to the Securities by conversion into, or by an exchange for, shares of Capital Stock of the Company that are not Disqualified Stock or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock (other than Disqualified Stock) of the Company, and (iii) the redemption or retirement of Indebtedness of the Company which is subordinated in right of payment to the Securities in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale of subordinated Indebtedness of the Company (other than to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Securities at least to the same extent that the Indebtedness being redeemed or retired is subordinated to the Securities.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this
Section 4.11 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION   4.12    Limitation  on  Dividends  and  Other   Payment
Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any person that would cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its Properties to the Company or any of its Subsidiaries, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of customary non-assignment or sublease provisions of any agreement of the Company or its Subsidiaries.

SECTION 4.13   Limitation on Liens.

     Other than Permitted Liens, the Company shall not, and the Company shall not permit, cause or suffer any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien, charge or other encumbrance of any kind with respect to any property or assets now owned or hereafter acquired by it, which (a) secures Indebtedness of the Company subordinated in right of payment to the Securities, unless the Securities are secured by a Lien on such property that is senior to such Lien, (b) secures
Indebtedness of the Company which is pari passu in right of payment with the Securities, unless the Securities are secured by a Lien on such Property that is equal and ratable with such Lien,
(c) secures Indebtedness incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture, to the extent such Liens extend to or cover Property of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced or increase the extent of such Liens, or (d) purchase money Liens to secure Indebtedness permitted under this Indenture (or as extended or renewed as permitted under this Indenture) and incurred to purchase fixed assets, unless such Indebtedness represents not less than seventy-five percent (75%) and not more than one hundred percent (100%) of the purchase price of such assets as of the date of purchase thereof and no Property other than the assets so purchased secures such Indebtedness.

SECTION 4.14   Limitation on Investments, Loans and Advances.

     The Company shall not make, and shall not permit any of its Subsidiaries to make, any Investment, except: (i) Investments by the Company or any of its Subsidiaries in any Wholly-Owned Subsidiary of the Company (including any such Investment pursuant to which a Person becomes a Wholly-Owned Subsidiary of the
Company) or in the Company by any of its Subsidiaries; (ii) Investments of the type contemplated by the prospectus included in the Company's registration Statement on Form SB-2 (file no. 333-71091) as filed with, and declared effective by, the SEC (the "Prospectus"); (iii) Investments permitted to be made pursuant to
Section 4.11; (iv) Investments represented by advances to employees, officers and directors of the Company or its
Subsidiaries made in the ordinary course of business and consistent with reasonable and customary business practices; (v) Permitted Investments; (vi) Investments permitted to be made with the Net Cash Proceeds of Asset Sales pursuant to Section 4.17;
(vii) Investments in Hedging Obligations permitted under Section 4.24; (viii) Investments represented by loans or advances to Affiliates; and (x) Investments permitted to be made pursuant to
Section 4.10(e) and Section 4.10(f).

SECTION 4.15   Limitation on Transactions with Affiliates.

     The Company will not, and will not permit, cause or suffer, any of its Subsidiaries to, participate in an Affiliate Transaction, except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a person not an Affiliate of the Company or such Subsidiary. With respect to any Affiliate Transaction (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other market value in excess of $5,000,000, the Company shall deliver an Officers' Certificate to the Trustee certifying that such Affiliate Transaction (or series of related Affiliate Transactions) complies with the foregoing provisions and that such Affiliate Transaction (or series of related Affiliate Transactions) was approved by the Board of Directors of the Company. Notwithstanding the foregoing, the restrictions set forth in this Section 4.15 shall not apply to
(i) any employment agreement, consulting agreement and indemnification obligations entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company, and (iv) transactions permitted under Sections 4.10, 4.11 and
4.14 hereof.

SECTION 4.16 Limitation on Liquidations, Dissolutions, Mergers and Consolidation.

     The  Company  shall  not, and shall not permit  any  of  its
Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except, (i) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned Subsidiaries of the Company (provided that a Wholly-Owned Subsidiary of the Company shall be the continuing or surviving corporation) and after giving effect to any of such transactions, no Default or Event of Default shall exist; (ii) any Wholly-Owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any of its Wholly-Owned Subsidiaries; (iii) any Affiliate of the
Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more Wholly-Owned
Subsidiaries of the Company (provided that a Wholly-Owned Subsidiary of the Company shall be the continuing or surviving corporation) and after giving effect to any of such transactions, no Default or Event of Default shall exist; (iv) any conveyance, sale, assignment, transfer, or disposition of property and assets contemplated by the Registration Statement to create liquidity for repayment of the Securities; or (v) any the Company may be merged or consolidated with or into another entity, provided that there is no material change in the business of the surviving entity from the business of the Company, the surviving entity assumes all obligations hereunder and under the Securities, and after giving effect to any such transaction, no Default or Event of Default shall exist.

SECTION 4.17   ERISA Compliance.

     The Company will not and will not permit any of its Subsidiaries to, directly or indirectly, (i) engage in a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person," as such terms are defined in Section 3(14) of ERISA or Section 4975(e)(2) of the Internal Revenue Code, respectively, engaging in any "prohibited transaction," with respect to any Plan or Multiemployer Plan maintained by the Company or any of its Subsidiaries; (ii) permit any Plan maintained by the Company or any of its Subsidiaries to incur any "accumulated funding deficiency," as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code, unless such incurrence shall have been waived in advance by the Internal Revenue Services; (iii) terminate any Plan in a manner which could result in the imposition of a Lien on any property of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA; (iv) breach, or knowingly permit any employee of officer or any trustee or administrator of any Plan maintained by the Company or any of its Subsidiaries to breach, any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; (v) engage in any transaction which would result in the incurrence of a liability under section 4069 of ERISA; or (vi) fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of the Company or any of its Subsidiaries pursuant to Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code.

SECTION 4.18   Limitation on Acquisitions.

     The Company will not and will not permit any of its Subsidiaries to enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, other than Permitted Acquisitions.

SECTION 4.19   Limitation on Hedging Obligations.

     The Company will not and will not permit any of its Subsidiaries to incur any Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, except for Hedging Obligations the aggregate notional amount of which does not exceed $75,000,000.

                           ARTICLE V.

                      SUCCESSOR CORPORATION

SECTION  5.01    Consolidation, Merger, Conveyance,  Transfer  or
Lease.

     The Company shall not consolidate with or merge with or into or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company and its Subsidiaries, taken as a whole) to another Person or Persons, in a single transaction or through a series of related transactions, or cause or permit any of its Subsidiaries to do any of the foregoing, unless:

     (a) the Company is the continuing Person, or the Person formed by or surviving such consolidation or merger or the Person to which such sale, assignment, conveyance, lease, transfer or other disposition is made (the "surviving entity") is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

     (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

     (c) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

     (d) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this
Section 5.01, and (ii) all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

SECTION 5.02   Successor Entity Substituted.

     Upon any consolidation, merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.01, the surviving entity formed by such consolidation or into or with which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein and the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

                           ARTICLE VI.

                      DEFAULT AND REMEDIES

SECTION 6.01   Events of Default.

          An "Event of Default" occurs if:

          (i)  the Company defaults in the payment of interest on
any   Security  when  the  same  becomes  due  and  payable   and
continuance of any such default for a period of thirty (30) days;
or

          (ii) the Company defaults in the payment of the Principal of or premium on any Security as and when due and payable (including a default in payment upon an offer to purchase required to be made by this Indenture); or

          (iii) the Company defaults in the performance, or breach, of any material covenant, obligation or agreement in the Securities or this Indenture (other than defaults specified in clause (i) or (ii) above), and such default or breach continues for a period of thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Securities; or

          (iv) any representation or warranty contained in the Financing Documents or any writing furnished by the Company or any of its Subsidiaries to any Holder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

          (v)   failure by the Company or any of its Subsidiaries
(a) to make any payment when due with respect to any other Indebtedness under one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of $5,000,000 or more and such failure results in acceleration of the maturity thereof; or (b) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebtedness which one or more classes or issues of Indebtedness are in an aggregate principal amount of

$5,000,000  or  more, which failure, in the case of  this  clause
(b), results in an acceleration of the maturity thereof; or

          (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in an aggregate amount, shall be entered against the Company or any of its Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (vii) any of the Financing Documents ceases to be in full force and effect (other than as a result of termination pursuant to its terms) or any such Financing Document or any of its material provisions is declared or asserted to be null and void or otherwise becomes unenforceable in accordance with its terms; or

          (viii) the Company or any Material Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding with respect to itself,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the appointment of a Custodian of it or for all or any material part of its property,

               (D) makes a general assignment for the benefit of its creditors,

               (E) consents to or acquiesces in the institution of bankruptcy or insolvency proceedings against it,

               (F)   shall generally not pay its debts when  such
          debts  become  due  or  shall  admit  in  writing   its
          inability to pay its debts generally, or

               (G) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

          (ix) a court of competent jurisdiction enters a decree, judgment or order under any Bankruptcy Law that:

               (A) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case or proceeding,

               (B)   appoints a Custodian of the Company  or  any
          Material   Subsidiary  of  the  Company  for   all   or
          substantially all of its properties, or

               (C) orders the winding-up or liquidation of the Company or any Material Subsidiary of the Company, and in each case the order or decree remains unstayed and in effect for sixty (60) days; or

          (x) this Indenture ceases to be in full force and effect or ceases to give the Trustee, an any material respect, the liens, rights, powers and privileges purported to be created thereby, in each case, as determined by a court of competent jurisdiction.

     The Company shall, within sixty (60) days following the end of each of its first three Fiscal Quarters, and within ninety
(90) days following the end of each of its Fiscal Years, file with the Trustee an Officers' Certificate certifying that the Company has performed all of its obligations under this Indenture in all material respects and that no Event of Default has occurred during the preceding Fiscal Quarter or Fiscal Year, as the case may be, or in the event any such Event of Default has occurred, the facts and circumstances resulting in such Event of Default. The Company shall promptly upon the occurrence thereof provide notice to the Trustee of an Event of Default.

SECTION 6.02   Acceleration.

     If an Event of Default (other than an Event of Default specified in clause (viii) or (ix) above with respect to the Company or any Material Subsidiary of the Company) occurs and is continuing, then the Trustee or the Holders of at least thirty percent (30%) in aggregate principal amount of the outstanding Securities may, by written notice to the Company and the Trustee, and the Trustee upon the request of the Holders of not less than thirty percent (30%) in aggregate principal amount of the outstanding Securities shall, subject in each case to Section 10.02(e), declare the Principal of and accrued and unpaid interest, if any, on all the Securities on the date of such declaration to be due and payable immediately (the "Default Amount"). Upon any such declaration, the Default Amount shall become due and payable immediately. If an Event of Default specified in clause (viii) or (ix) above with respect to the Company occurs and is continuing, then the Default Amount on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     After a declaration of acceleration, the Required Holders may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of the Default Amount on the Securities that have become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment, order or decree by a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03   Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may, subject to Section 10.02(e), pursue any available remedy by proceeding at law or in equity to collect the payment of

Principal of, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture as may be required or permitted thereunder.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04   Waiver of Past Defaults.

     Subject to Sections 6.02, 6.07 and 9.02, the Required Holders by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of Principal of or interest on any Security as specified in clauses (i) and (ii) of Section 6.01 or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and ceases to exist, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05   Control by Required Holders.

     The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including,  without  limitation, any  remedies  provided  for  in
Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it against any loss, liability or expense caused by its following such direction; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06   Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a)   the Holder gives to the Trustee notice of a continuing
Event of Default;

     (b) Holders of at least thirty percent (30%) in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

     (c)    such   Holders   offer  to  the   Trustee   indemnity
satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

     (d) the Trustee does not comply with the request within thirty (30) days after receipt of the request and the offer of indemnity; and

     (e) during such thirty-(30) day period the Required Holders do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07   Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, except as set forth in Article X, the right of any Holder to receive payment of Principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08   Collection Suit by Trustee.

     If an Event of Default in payment of Principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of Principal and accrued interest remaining unpaid, together with interest on overdue Principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09   Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10   Priorities.

     If  the  Trustee collects any money pursuant to this Article
VI, it shall pay out the money and other property in the following order:

          First:   to  the Trustee for amounts due under  Section
     7.07;

          Second: to Holders for Principal and interest owing under the Securities, ratably, according to the amounts due and payable on the Securities for Principal, in the following order of priority: first to any premiums, and then to interest; and

          Third:   to  the  Company or any other obligor  on  the
     Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Company, may fix a Record Date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than ten percent (10%) in principal amount of the outstanding Securities.

SECTION 6.12   Rights and Remedies Cumulative.

     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13   Delay or Omission Not Waiver.

     No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                          ARTICLE VII.

                             TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01   Duties of Trustee.

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

          (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.05.

     (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this Section 7.01.

     (g) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company, and the Trustee shall not be responsible to invest such money or assets except at the direction of the
Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02   Rights of Trustee.

     Subject to Section 7.01:

     (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and
11.05 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or misconduct of an agent who is an employee of the Trustee) appointed with due care.

     (e) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

SECTION 7.03   Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

SECTION 7.04   Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. Further, the Trustee shall not be accountable for the Company's use of the proceeds from the Securities, nor be responsible for any statement in the Prospectus or Securities other than the Trustee's certificate of authentication.

SECTION 7.05   Notice of Default.

     If a Default or an Event of Default occurs and is continuing and after written notice to the Trustee of such Default or Event of Default is received by the Trustee, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05 hereof, notice of the Default or Event of Default within thirty (30) days after the Trustee has received such written notice that a Default or Event of Default has occurred, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment of Principal of or interest on, any Security, and a Default or Event of Default that resulted from the failure to comply with Section 5.01 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06   Reports by Trustee to Holders.

     If required by law, within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders, at the Company's expense, a brief report dated as of such reporting date that complies with TIA 313(a) (but if no event described in TIA 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA 313(c).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Securities are listed or quoted. The Company shall notify the Trustee when the Securities are listed on any stock exchange or quoted on any market.

SECTION 7.07   Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder. Any law on compensation of a trustee of an express trust shall not limit the Trustee's compensation. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, compensation and counsel.

     The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by them without negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including Section
7.07  hereof)  and  of  defending themselves  against  any  claim
(whether asserted by any Securityholder or the Company) or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To  secure the Company's payment obligations in this Section
7.07, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all assets or money held or collected by the Trustee, in its capacity as Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law. This Section 7.07 shall survive the termination of this Indenture.

SECTION 7.08   Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor
Trustee's  acceptance of appointment as provided in this  Section
7.08.

     The Trustee may resign by so notifying the Company in writing at least thirty (30) days prior to the date of the proposed resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Required Holders may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.01 or 7.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a receiver Custodian or other public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     If  a  successor Trustee does not take office  within  sixty
(60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent (10%) in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Security holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

     Notwithstanding replacement of the Trustee pursuant to  this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09   Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10   Eligibility: Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall always have a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA 310(a)(2). The Trustee shall comply with TIA 310(b) including the optional provision permitted by the second sentence of TIA 310(b)(9); provided, however, that there shall be excluded from the operation of TIA 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA 310(b)(1) are met.

SECTION 7.11   Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.

                          ARTICLE VIII.

               DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01   Discharge of Indenture.

     This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.07, 8.04 and 8.05 shall survive) as to all outstanding Securities when all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.07, 8.04 and 8.05) if:

     (a) all Securities have otherwise become due and payable in accordance with the terms of this Indenture (including the provisions of Article X);

     (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender sufficient to pay Principal of and interest, if any, on the outstanding Securities; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said Principal and interest with respect to the Securities;

     (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with; and

     (d) the Company shall have paid all sums payable by it hereunder.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02,
7.07, 7.08, 8.03, 8.04 and 8.05 hereof shall survive until the Securities are no longer outstanding. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.04 and 8.05 hereof shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02   Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

     (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth in paragraph (d) below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the Principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.02, 7.07, 7.08, 8.03,
8.04 and 8.05, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (iv) this Section 8.02. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article V and in Sections 4.10 through 4.16 with respect to the outstanding Securities on and after the date the conditions set forth in paragraph (d) below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding
Securities:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) U.S. Legal Tender in an amount, or (B) U.S. Government Obligations which through the scheduled payment of Principal of and interest in respect thereof in accordance with their terms will provide (without giving effect to the reinvestment of any interest thereon), not later than one (1) day before the due date of any payment, U.S. Legal Tender in an amount, or (C) a combination thereof, sufficient, in the opinion of a firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge Principal of and interest, on the outstanding Securities on the Maturity Date of such principal or installment of principal or interest in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable Company Order instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

          (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Sections 6.01(viii) and (ix) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (iii) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

          (iv) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (v) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (vi)  in the case of an election under either paragraph
     (b)  or (c) above, an Opinion of Counsel to the effect that,
     (x) the trust funds will not be subject to any rights of any other holders of any other Indebtedness of the Company after the 91st day following the deposit, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with; and (B) if any other Indebtedness of the Company (including, without limitation, the Senior Indebtedness) shall then be outstanding, such legal defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

     (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph
(e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of Principal, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the Principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.03   Application of Trust Money.

     The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Sections
8.01 and 8.02, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of Principal of and interest on the Securities.

SECTION 8.04   Repayment to Company.

     Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall, subject to Article X, promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Sections 8.02(d)(i) and (e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of Principal or interest that remains unclaimed for two (2) years, provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.05   Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of Principal of or interest on of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.06   Acknowledgment of Discharge by Trustee.

     After (i) the conditions of Section 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Section 8.01.

                           ARTICLE IX.

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01   Without Consent of Holders.

     The Company, when authorized by its Board Resolution, and the Trustee, together, may without notice to or the consent of any Securityholder amend, waive or supplement this Indenture or the Securities:

     (i) to cure any ambiguity, defect or inconsistency or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action does not adversely affect the rights of any Holder;

     (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, or to provide any additional rights or benefits to the Holders;

     (iii) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V;

     (iv) to provide for uncertificated Securities in addition to or in place of certificated Securities;

     (v) to make any other change that does not adversely affect the rights of any Securityholders hereunder;

     (vi) to comply with the TIA; or

     (vii) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this
Section 9.01.

SECTION 9.02   With Consent of Holders.

     Subject to Section 6.07, the Company when authorized by its Board Resolution, and the Trustee, together, with the written consent of the Required Holders, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. However, without the consent of each Securityholder affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

     (i) reduce the principal amount of any Security or premium, if any, with respect thereto;

     (ii) change the Maturity Date of, or alter the redemption or repurchase or other provisions of the Securities, in a manner that adversely affects the rights of any Holder;

     (iii)       reduce   the  percentage  in  principal   amount
outstanding of Securities which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities;

     (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

     (v) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal of, interest on, any Security;

     (vi) make any change in or affecting the ranking of the Securities with respect to any other obligation of the Company or any Subsidiary in a way that adversely affects the rights of any Holder;

     (vii) reduce the interest rate or extend the time for payment of interest, if any, on the Securities;

     (viii) make the principal of, premium, if any, or the interest on, any Security payable with anything, at any place of payment or in any manner other then as provided for in this Indenture and the Security as in effect on the date hereof; or

     (ix) make any changes in this Section 9.02 in a manner that adversely affects the rights of any Holder.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After  an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03   Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04   Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company if such notice is received by the Trustee or the Company before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under 316(b) of the TIA.

     The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such Record Date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than ninety (90) days after such Record Date unless consents from Holders of the principal amount of Securities required hereunder for such amendment, supplement or waiver to be effective shall have been given and not revoked within such ninety (90) day period.

     After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (x) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of Principal of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.05   Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver the Security to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return the Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new
Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06   Trustee To Sign Amendments, Etc.

     Subject to the next sentence, the Trustee shall execute any amendment, supplement or waiver authorized pursuant to this
Article IX, provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture.

                           ARTICLE X.

                          SUBORDINATION

SECTION 10.01  Securities Subordinated to Senior Indebtedness.

     The Company covenants and agrees, and each Holder (and each Person holding any Security, whether upon original issue, or upon transfer, assignment or exchange thereof) of the Securities, by its acceptance thereof, likewise covenants and agrees that: (i) all Securities shall be issued subject to the provisions of this
Article X; (ii) the payment of the Principal of, and interest on, the Securities by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full, in cash or Cash Equivalents, of the Senior Indebtedness; and (iii) the subordination is for the benefit of, and shall be relied upon and be enforceable directly by, the holders of Senior Indebtedness. The Company and each Holder hereby agree not to amend, modify or change in any manner any provision of this Article X (and any defined term used in this Article X) so that the terms and conditions hereof, as so amended, modified or changed, are less favorable to the holders of the Senior Indebtedness and their Representative than the terms hereof on the Issue Date, without the prior written consent of the necessary holders of Senior Indebtedness.

SECTION  10.2    Suspension of Payment on Securities  in  Certain
Events.

     (a) If (i) any default occurs and is continuing after the expiration of any applicable cure period (each a "Senior Debt Payment Default"), in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any Principal of, or interest on the Senior Indebtedness, or fees or other amounts due under the terms of the Senior Indebtedness, and
(ii) the Representative of the holders of the Senior Indebtedness gives written notice (a "Default Notice") of such Senior Debt Payment Default to the Trustee, then no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Principal of, or interest on or fees or other amounts due with respect to, the Securities or to redeem, repurchase or otherwise acquire any of the Securities for cash or property or otherwise, until such payment is made in full or Senior Payment Default has been cured, waived or has ceased to exist.

     (b) If (i) any event of default other than a Senior Debt Payment Default (a "Senior Debt Other Default") occurs and is continuing with respect to the Senior Indebtedness, as such Senior Debt Other Default is defined in the instrument creating or evidencing such Senior Indebtedness, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, and
(ii) the Representative of the holders of the Senior Indebtedness gives a Default Notice to the Trustee, then until the earlier of
(A) the Trustee receiving notice from the Representative of the holders of the Senior Indebtedness terminating the Blockage Period (as defined below), (B) the date on which the Senior Debt Other Default giving rise to the Blockage Period is cured or waived, or (C) 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall make any payment of any kind or character with respect to any Principal of, or interest on, or fees or other amounts due with respect to the Securities, or redeem, repurchase or otherwise acquire any of the Securities for cash or property or otherwise; provided, however, that if such Senior Indebtedness has not been accelerated or become the subject of judicial proceedings within the Blockage Period, then the Company shall resume making any and all required payments in respect of the Securities. At the expiration or termination, as applicable, of such Blockage Period the Company shall promptly pay to the Trustee all sums not paid during such Blockage Period as a result of this subsection (b). Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of the Senior Debt Other Default and only one such Blockage Period may be commenced within any period of 360 consecutive days. No Senior Debt Other Default or event which, with the giving of notice and/or lapse of time or otherwise, would become a Senior Debt Other Default which existed on the date of the commencement of such Blockage Period, may be used as the basis for declaring any subsequent Blockage Period unless such Senior Debt Other Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than ninety (90) consecutive days.

     (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Sections 10.02(a) and (b), then unless and until such payment is no longer prohibited by this Section 10.02, such payment shall be held in trust for the benefit of, and shall as soon practicable be paid over or delivered to, the Representative of the holders of the Senior Indebtedness. No amount paid by the Company, or any other Person on its behalf, to the Trustee or any Holder of the Securities, and paid over by such Person to the Representative of the holders of the Senior Indebtedness pursuant to this Article X shall, as between the Company and the Holders of the Securities, be deemed a payment by the Company to or on account of any payments due in respect of the Securities.

     (d) The Company shall give prompt written notice to the Trustee of any Senior Debt Payment Default or any Senior Debt Other Default, under the Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article X.

     (e) Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to
Section 6.02 or to pursue any rights or remedies available under this Indenture or otherwise; provided that the Trustee or the Holders shall, prior to commencing any such action, provide the Representative of the holders of the Senior Indebtedness with five (5) days prior written notice of its intention to take such action; provided further that all Senior Indebtedness thereafter due or declared to be due shall first be paid in full, in cash or Cash Equivalents, before the Holders are entitled to receive any payment of any kind or character with respect to Principal of, or interest on or fees or other amounts due with respect to, the Securities.

SECTION  10.03  Securities Subordinated to Prior Payment  of  All
Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

     (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution,
winding-up,  reorganization,  assignment  for  the   benefit   of
creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Senior Indebtedness shall first be paid in full in, cash or Cash Equivalents (or such payment shall be duly provided for), before any payment or distribution of any kind or character is made on account of any

Principal of, or interest on, or fees or other amounts due with respect to, the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, to the Representative of the holders of the Senior
Indebtedness, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness. Notwithstanding anything herein to the contrary, the Company's obligations to the Trustee under Section 7.07 shall at all times be deemed Senior Indebtedness.

     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred.

     (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article V hereof and as long as permitted under the terms of the Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume in writing, to the reasonable satisfaction of the Representative, the Company's obligations hereunder in accordance with Article V hereof.

     (d) The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article X.

SECTION  10.04  Holders to be Subrogated to Rights of Holders  of
Senior Indebtedness.

     Subject to the payment in full, in cash or Cash Equivalents, of the Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Securities shall be paid or converted in full. For the purposes of such subrogation, no such payments or distributions of cash, property or securities of the Company to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article X which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 10.05  Obligations of the Company Unconditional.

     Nothing contained in this Article X or elsewhere in this Indenture or in the Securities, is intended to or shall impair, as between the Company and the Holders, the obligation of the
Company, which is absolute and unconditional, to pay to the Holders the principal of, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of cash, property or securities of the Company referred to in this Article X, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding-up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining (i) the Persons entitled to participate in such payment or distribution, (ii) the holders of Senior Indebtedness and other Indebtedness of the Company, (iii) the amount thereof or payable thereon, (iv) the amount or amounts paid or distributed thereon, and (iv) all other facts pertinent thereto or to this Article X. Nothing in this
Article X shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07. The Trustee, subject to Section 1.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be the Representative of the holders of the Senior Indebtedness. In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a Representative of the holders of the Senior Indebtedness, the Trustee may request such Person to furnish evidence thereof to the reasonable satisfaction of the Trustee, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to right of such Person to receive such payment on behalf of the holders of the Secured Indebtedness.

SECTION 10.06 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article X. Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt Payment Default or Senior Debt Other Default or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Indebtedness or a Representative thereof, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such Representative, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary), subject to the provisions of Section 7.01 and 7.02 that no such facts exist.

SECTION  10.07   Application by Trustee of Assets Deposited  with
It.

     U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of the Holders of the Securities and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article X. Otherwise, any deposit of assets, property or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of Principal of, or interest on, any Securities shall be subject to the provisions of this Article X; provided, however, that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either Principal of, or interest on, any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 10.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. Nothing contained in this Section 10.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article X.

SECTION 10.08  No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (b) Without limiting the generality of subsection (a) of this Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustees or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION   10.09    Holders   Authorize  Trustee   to   Effectuate
Subordination of Notes.

     Each Holder of the Securities by such Holders' acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of Senior Indebtedness, the subordination provisions contained in this
Article X, and appoints the Trustee such Holders' attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim or proof, then any of the holders of the Senior Indebtedness or their Representative is hereby authorized, but is not obligated, to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorized the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10  Right of Trustee to Hold Senior Indebtedness.

     The Trustee and any agent of the Company shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     Whenever a distribution is to be made or a notice given to holders or owners of Senior Indebtedness, the distribution will be made and the notice will be given to their Representative.

SECTION 10.11  This Article X Not To Prevent Events of Default.

     The failure to make a payment on account of Principal of, or interest on, the Securities by reason of any provision of this
Article X will not be construed as preventing the occurrence of an Event of Default.

     Nothing contained in this Article X shall limit the right of the Trustee or the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article X of the holders, from time to time, of Senior Indebtedness.

SECTION 10.12  No Fiduciary Duty of Trustee to Holders of  Senior
Indebtedness.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders or the Company or any other Person money or assets in compliance with the terms of this Indenture. Nothing in this Section 10.12 shall affect the obligation of any Person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

                           ARTICLE XI.

                          MISCELLANEOUS

SECTION 11.01  TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02  Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, or overnight courier addressed as follows:
          if to the Company:  IBF VI - Participating Income Fund
                         1733 Connecticut Avenue, NW
                         Washington, DC  20009
                         Attention:  Simon A. Hershon, President
                         Fax:  (202) 588-5088
       with a copy to:   Lehman, Jensen & Donahue, L.C.
                         620 Judge Building
                         8 East Broadway
                         Salt Lake City, UT  84111
                         Attention:  Mark E. Lehman, Esq.
                         Fax:  (801) 363-1715

          if  to the Trustee:  Continental Stock Transfer & Trust
Company
                         2 Broadway
                         New York, NY 10004
                         Attention:  Corporate Trust Department
                         Fax:  (212) 509-4000

     Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed;  when  receipt  is  acknowledged,  if  faxed;  five  (5)
calendar days after mailing, if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA 310(b), TIA 313(c), TIA 314(a) and TIA 315(b) shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03  Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA 312(c).

SECTION   11.04    Certificate  and  Opinion  as  to   Conditions
Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (a) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b)    an   Opinion  of  Counsel  (in  form  and  reasonably
satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that the person making such certificate or opinion has read such covenant or condition;

     (b)   a  brief statement as to the nature and scope  of  the
examination  or  investigation  upon  which  the  statements   or
opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to certain matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06  Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make
reasonable  rules  and  set  reasonable  requirements   for   its
functions.

SECTION 11.07  Legal Holidays.

     If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08  Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE

PARTIES HERETO AGREE TO IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY,
JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION 11.09  No Adverse Interpretation of Other Agreements.

     This   Indenture  may  not  be  used  to  interpret  another
indenture, loan or debt agreement of the Company or any of its Subsidiaries, except to the extent necessary to interpret the meanings of provisions or defined terms specifically incorporated by reference. Any such indenture, loan or debt agreement may not be used to interpret this Indenture, except to the extent necessary to interpret the meanings of provisions or defined terms specifically incorporated by reference.

SECTION 11.10  No Recourse Against Others.

     A director, officer, employee, stockholder or Affiliate, as such, of the Company and each of its Subsidiaries shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each
Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 11.11  Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.12  Counterparts.

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be and original and all of which taken together shall constitute one and the same agreement.

SECTION 11.13  Severability.

     In case any provision in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; it being intended that all of the provisions hereof shall be enforceable to the full extent of the law.

SECTION 11.14  Table of Contents, Headings. Etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                           SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                   IBF VI - PARTICIPATING
                                     INCOME FUND, as Issuer



                                   By:_________________________________
                                         Name:
                                         Title:

                                   CONTINENTAL STOCK TRANSFER &
                                       TRUST COMPANY, as Trustee



                                   By:_________________________________
                                         Name:
                                         Title:

                            EXHIBIT A

               IBF VI - PARTICIPATING INCOME FUND
  Class A 10% Income Participating Notes due December 31, 200__
No.                                                         $

      IBF VI - PARTICIPATING INCOME FUND, a Delaware corporation (the "Company", which term includes any successor entity), for value  received  promises  to pay to or registered  assigns,  the
Principal                         sum                          of
_________________________________________________________________
________________dollars  ($_________)  on  December  31,   200__,
together  with  interest  at  the  rate  of  10%  per  annum  and
Additional Interest, including any applicable Default Rate, all on the terms set forth in Indenture, dated as of ___________, 1999 (the "Indenture"), between the Company and the Trustee. This Security is one of a duly authorized issue of Securities of the Company designated as its Class A 10% Income Participating Notes due December 31, 2005. Each Holder, by accepting the Securities, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms. The terms of the Securities include those stated in the Indenture and those made part of the
Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured obligations of the Company limited (except as otherwise provided in the Indenture) in aggregate principal amount to $50,000,000 plus amounts, if any, sufficient to pay interest and premium, if any, on outstanding Securities. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture. The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to: IBF VI - Participating Income Fund, 1733 Connecticut Avenue N.W., Washington, D.C. 20009, Attn.: President.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Required Holders (as defined in the Indenture), and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Required Holders. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, cure among other things, any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, comply with Article V of the Indenture or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

     Dated: ______________,1999

                                   IBF  VI - PARTICIPATING INCOME FUND
Attest:                                 By:
Name: Title:                            Name: Title:

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities in the within-mentioned Indenture.

                                   CONTINENTAL STOCK TRANSFER &
                                   TRUST COMPANY, as Trustee
                                   By:

                                        Authorized Signer

               IBF VI - PARTICIPATING INCOME FUND
  Class A 10% Income Participating Notes due December 31, 200__

1. The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain taxes or similar governmental charges required by law and as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for
redemption.   The  Company  need not  exchange  or  register  the
transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of fifteen (15) days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

2. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar.

3. On and after January 1, 2001, the Securities may be redeemed, at the option of the Company, in whole or in part at the Redemption Price stated in the Indenture. The Company may at any time or from time to time purchase Securities from Holders in market transactions and such purchases shall not be considered redemptions. If the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and on or prior to such Interest Payment Date, then such accrued interest, if any, will be paid to the person in whose name such Securities are registered at the close of business on such Record Date and no other interest will be payable thereon. In the event of a partial redemption, the Trustee will select the Securities to be redeemed by lot or by such manner as the Trustee deems fair to the Holders of the Securities. In the event of any conflict between the Security and the Indenture, the Indenture shall govern. Notice of redemption will be mailed by first class mail at least thirty
(30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Except as set forth in the Indenture, from and after any Redemption Date, if on such Redemption Date the
Paying Agent holds U.S. Legal Tender sufficient for the redemption of the Securities called for redemption on such Redemption Date, then, unless the Company defaults in the payment of the Redemption Price or the Paying Agent is otherwise prohibited from paying the Redemption Price, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

4. The Holder may tender this Security in whole, not in part, for redemption at the Redemption Price stated in the Indenture under hardship circumstances. To effect redemption, the Holder may deliver to the Company notice of redemption with the Security only during the periods June 1 through June 30 and December 1 through December 31 each calendar year. The Holder's notice of redemption is irrevocable, and is subject only to the Company's acceptance. The notice must provide information on the financial difficulty or change of circumstances of the Holder and the Holder must provide any additional information requested by the Company on the hardship situation. The Company has complete discretion on the basis of the information provided or factors unrelated to the Holder's personal circumstances to accept or reject the request for hardship redemption. Notes will be redeemed effective the last day of the month in which the notice of redemption is tendered to the Company, and payment of the Redemption Price will be made 30 calendar days thereafter. The aggregate Holder redemption of Securities in the Series in each calendar year shall not exceed 10% of the aggregate principal amount of the Notes in the Series outstanding on the first day of each calendar year. The Company will select the Securities to be redeemed on a "first come - first served" basis or by such manner as the Company deems fair to the Holders of the Securities.

5. The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee of U.S. Legal Tender sufficient to pay when due Principal of and interest, if any, on the Securities to maturity or redemption, as the case may be. The Indenture contains provisions (which provisions apply to this Security) for defeasance  at  any  time of (a) the entire Indebtedness  of  the

Company on this Security or (b) certain restrictive covenants and the Defaults and Events of Default related thereto, in each case upon compliance by the Company with certain conditions set forth therein.

6. The Indenture contains certain covenants that, among other things, limit the ability of the Company to incur additional Indebtedness, transfer or sell assets, pay dividends, make certain other Restricted Payments and Investments, create Liens or enter into transactions with Affiliates and mergers. The Company must report quarterly to the Trustee on compliance with such limitations.

7. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least thirty percent (30%) in the aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein, the Required Holders to direct the Trustee in its exercise of any trust or power.

8. Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates, as if it were not the Trustee.

9. A stockholder, director, officer, employee or incorporator, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation, including with respect to any certificates delivered hereunder or thereunder from any such person. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

10.   This  Security  shall not be valid  until  the  Trustee  or
authenticating   agent   manually  signs   the   certificate   of
authentication on this Security.

11. The Indenture and this security shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York without regard to principles of conflicts of laws.

12. Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

13 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

14. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor will be released from those obligations.

15. If money for the payment of Principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall return the money to the Company upon its request. After that, all liability of the Trustee and Paying Agent with respect to such money shall cease and Holders entitled to money must look to the Company for payment.

                            EXHIBIT B

           [FORM OF LEGEND FOR BOOK-ENTRY SECURITIES]

    Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
    REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.